UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Kaspien Holdings Inc.
(Name of Registrant as Specified in its Charter)
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KASPIEN HOLDINGS INC.
2818 N. Sullivan Road, Suite 130
Spokane Valley, WA 99216
509-900-6287
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Date and Time	Wednesday, June 28, 2023, at 10:00 A.M., Pacific Time
Place
Our meeting will be held online via live webcast. You can access the meeting via the internet at meetnow.global/MV4FR2U. To access the virtual meeting, please have your proxy card in hand when you visit the website.

Items of Business	(1)	To elect four Directors to serve one-year terms and until their successors are chosen and qualified;
	(2)	To ratify the appointment of Fruci & Associates II, PLLC as our independent registered public accounting firm for the fiscal year ending February 3, 2024; and;
	(3)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
Record Date
Shareholders of record as of May 15, 2023 are eligible to vote. A complete list of these shareholders will be available at our corporate offices at 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216 during regular business hours for ten days prior to the Annual Meeting. This list also will be available during the Annual Meeting on the virtual meeting website. A shareholder may examine the list for any legally valid purpose related to the Annual Meeting.

Proxy Voting
Information about the meeting and the various matters on which the shareholders will act is included in the Proxy Statement that follows. You are urged to read the Proxy Statement carefully and, whether or not you plan to virtually attend the Annual Meeting, to promptly submit a proxy: (a) by telephone or the internet following the instructions on the enclosed proxy card; or (b) by signing, dating and returning in the enclosed postage-paid envelope the enclosed proxy card (if you are a stockholder of record) or voting instruction form (if you own shares of common stock in “street name,” i.e., through a bank, broker or other nominee).

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please submit your vote via the internet, telephone or mail as soon as possible.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON JUNE 28, 2023
This Notice of Annual Meeting and Proxy Statement and our Annual Report are available for viewing, printing and downloading at www.kspn.com.
By order of the Board of Directors,

Edwin J. Sapienza, Secretary
May 26, 2023

KASPIEN HOLDINGS INC.
2818 N. Sullivan Road
Suite 130
Spokane Valley, WA 99216
509-900-6287
PROXY MATERIALS
This Proxy Statement is furnished to the shareholders of Kaspien Holdings Inc., a New York corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on June 28, 2023 (the “Annual Meeting”), and any adjournment thereof. These proxy materials, including the Notice of Annual Meeting of Shareholders, the Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended January 28, 2023 (the “Annual Report”), were sent to shareholders as of the record date (May 15, 2023) on or about May 26, 2023.
The Securities and Exchange Commission (“SEC”) has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its shareholders. Under this process known as “householding”, certain shareholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Any shareholders who object to or wish to begin householding may notify us by sending a written request to Edwin J. Sapienza, Secretary, Kaspien Holdings Inc., 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216, or by telephone at 509-900-6287.
MEETING DETAILS
Our meeting will be held online via live webcast at meetnow.global/MV4FR2U. To access the virtual meeting, please have your proxy card in hand when you visit the website. No physical meeting will be held. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the record date, May 15, 2023, or if you hold a valid proxy for the Annual Meeting.
The online meeting will begin promptly at 10:00 a.m., Pacific Time on June 28, 2023. We encourage you to access the meeting prior to the start time leaving ample time for the check in.
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the internet.
To register to attend the Annual Meeting online, you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 27, 2023.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail:
Computershare
Kaspien Holdings Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

VOTING SECURITIES
The Company has only one class of voting securities, its common stock, par value $.01 per share (the “Common Stock”). On May 15, 2023, the record date, 4,965,003 shares of Common Stock were outstanding. Each shareholder of record at the close of business on the record date will be entitled to one vote for each share of Common Stock owned on that date, as to each matter presented at the Annual Meeting. A complete list of these shareholders will be available at our corporate offices at 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216 during regular business hours for ten days prior to the Annual Meeting. This list also will be available during the Annual Meeting on the virtual meeting website. A shareholder may examine the list for any legally valid purpose related to the Annual Meeting.
QUORUM AND TABULATION OF VOTES
The Bylaws of the Company provide that a majority of the shares of our Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, shall constitute a quorum at the Annual Meeting. An inspector from Computershare appointed by the Company will determine the presence of a quorum and will certify and tabulate the votes. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum. Shareholders of record who are present at the Annual Meeting, in person or by proxy, and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of shareholders present at the Annual Meeting for purposes of determining whether a quorum is present. However, these shares will not be taken into account in determining the outcome of any of the proposals. A shareholder (including a broker) who does not give authority to a proxy to vote on a certain proposal will not be considered present and entitled to vote on that proposal. A broker non-vote occurs when a bank or broker holding shares of a beneficial shareholder does not vote on a particular proposal because it has not received instructions from the beneficial shareholder and the bank or broker does not have, or chooses not to exercise, discretionary voting power for that particular item.
If you are a beneficial owner and hold your shares in the name of a bank, broker or other holder of record and do not return the voting instruction card, the broker or other nominee may vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. If a shareholder does not give instructions to its broker as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” proposals without a voting registration card, but brokers cannot vote on “non-routine” proposals. Under these rules, “Item 1-Election of Directors” is considered a “non-routine” proposal and “Item 2-Ratification of Auditors” is considered a “routine” proposal. We are subject to these rules even though shares of our common stock are traded on the Nasdaq Capital Market. If a broker votes shares that are unvoted by its customers for or against a “routine” proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of “routine” proposals. If a broker does not receive voting instructions as to a non-routine proposal or chooses to leave shares unvoted on a routine proposal, a “broker non-vote” occurs and those shares will not be counted for determining the outcome of those proposals. Shares for which broker non-votes occur are considered not entitled to vote on the particular proposal, and effectively reduce the number of shares needed to approve that proposal.
Pursuant to the Company’s Bylaws, election of the nominees set forth under Item 1 will be determined by the affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy on the proposal. Item 2 will be determined by the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy on the proposal.
If any other matters shall properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting and shall be voted on, properly executed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any of those matters. The persons named as proxies intend to vote in accordance with the recommendation of our Board of Directors or otherwise use their judgment.
A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy by telephone or internet), by giving timely written notice of such revocation to the

Secretary of the Company or by attending the Annual Meeting and voting via the internet. However, if you hold any shares of Common Stock in “street name” (that is through a bank, broker or other nominee) you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the holder of record of such shares.
The Company will pay the costs of soliciting, preparing, printing and mailing the proxy materials. In accordance with the regulations of the SEC, we also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with their forwarding of proxies and proxy solicitation materials to beneficial owners of our Common Stock as of the record date. The solicitation of proxies will be conducted primarily by mail, but will also include the Internet, telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without special compensation. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and, on request, will reimburse such holders for their reasonable expenses in so doing.
PRINCIPAL SHAREHOLDERS
The only persons known to the Board to be the beneficial owners of more than five percent of the outstanding shares of Common Stock as of May 15, 2023, are indicated below:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Neil S. Subin 2336 SE Ocean Blvd, Suite 400 Stuart, Florida 34996	769,938 (1)	14.6%
The Robert J. Higgins TWMC Trust 38 Corporate Circle Albany, New York 12203	713,986 (2)	13.5%
(1)
Based on Schedule 13D, filed February 15, 2023, on behalf of (i) Neil S. Subin (“Mr. Subin”); (ii) MILFAM LLC; (iii) Alimco Financial Corporation (“Alimco”); (iv) Alimco Re Ltd., a wholly-owned subsidiary of Alimco (“Alimco Re”); (v) Jonathan Marcus (“Mr. Marcus”); (vi) AMIL Of Ohio, LLC; (vii) Catherine C. Miller Irrevocable Trust dtd 3/26/91; (viii) Catherine C Miller Trust A-2; (ix) Catherine C Miller Trust A-3; (x) Catherine Miller Trust C; (xi) Kimberly S. Miller GST Trust dtd 12/17/1992; (xii) LIMFAM LLC; (xiii) Lloyd I. Miller Trust A-1; (xiv) Susan F. Miller Spousal Trust A-4; (xv) Miller Family Education and Medical Trust; (xvi) LIM III Estate LLC; (xvii) MILFAM I L.P.; (xviii) MILFAM II L.P.; (xix) MILFAM III LLC; (xx) Susan F. Miller; and (xxi) Lloyd I. Miller, III Irrevocable Trust dtd 12/31/91 (such persons, trusts and entities named in items (i) through (xxi), collectively, the “Reporting Persons”).

The Schedule 13D reported beneficial ownerships of the Reporting Persons following a transaction between Alimco Re, the Company and certain other parties in which, inter alia, (i) Alimco Re made a loan to a subsidiary of the Company, (ii) Alimco Re and certain other lenders received a warrant to purchase shares of Common Stock of the Company, and (iii) the Reporting Persons (other than Mr. Subin, MILFAM LLC, Alimco, and Mr. Marcus), and the Other Group Members entered into the voting agreement. Each of the loan, the warrants and the voting agreement are described in “Related Party Transactions”.
As a result of the provisions of the voting agreement, the Reporting Persons are members of a group (the “Group”) that also includes the Robert J. Higgins TWMC Trust; RJHDC, LLC; Mr. Thomas C. Simpson; Kick-Start I, LLC; Kick-Start III, LLC; and Kick-Start IV, LLC (such members of the group other than the Reporting Persons, the “Other Group Members”).
Some of the positions were previously reported on a Schedule 13G filed by Mr. Subin on December 31, 2018 with respect to securities held by certain entities owned by or trusts for the benefit of the family of the late Mr. Lloyd I. Miller, III (the “Miller Family”) and other entities (such entities and trusts, the “Miller Entities”) and a Schedule 13G filed by Alimco on February 13, 2019. Certain of the Miller Entities hold approximately 85% of the outstanding shares of common stock of Alimco. The Reporting Persons respectively disclaim the existence of, and membership in, a “group” under Section 13(d)(3) that may arise as a result of the Miller Entities’ interests in Alimco. The Reporting Persons disclaim beneficial ownership of any shares other than to the extent he, she or it may have a pecuniary interest therein.
The amount set forth represents (i) 1,750 shares of Common Stock owned by AMIL Of Ohio, LLC; (ii) 300 shares of Common Stock owned by Catherine C. Miller Irrevocable Trust DTD 3/26/91; (iii) 200 shares of Common Stock owned by Catherine C. Miller Trust A-2; (iv) 5,639 shares of Common Stock owned by Catherine C. Miller Trust A-3; (v) 22,448 shares of Common Stock owned by Catherine Miller Trust C; (vi) 300 shares of Common Stock owned by Kimberley S. Miller GST Trust DTD 12/17/1992; (vii) 26,105 shares of Common Stock owned by LIMFAM LLC; (viii) 1,359 shares of Common Stock owned by Lloyd I. Miller Trust A-1; (ix) 25,686 shares of Common Stock owned by Susan F. Miller Spousal Trust A-4; (x) 25,685 of Common Stock owned by Miller Family Education and Medical Trust; (xi) 300 shares of Common Stock owned by Lloyd I. Miller, III Irrevocable Trust DTD 12/31/91; (xii) 59,490 shares of Common Stock owned by LIM III Estate LLC; (xiii) 3,128 shares of Common Stock owned by MILFAM I L.P.; (xiv) 123,619 shares of Common Stock owned by MILFAM II L.P.; (xv) 2,274 shares of Common Stock owned by MILFAM III LLC; and (xvi) 1,801 shares of Common Stock owned by Susan F. Miller. Mr. Subin is the President and Manager of MILFAM LLC, which serves as manager, general partner, or investment advisor of a number of the foregoing entities formerly managed or advised by the late Lloyd I. Miller, III, and he also serves as trustee of a number of a number of the foregoing trusts for the benefit of the family of the late Mr. Lloyd I. Miller, III, consequently, he may be deemed the beneficial owner of the shares specified in clauses (i) through (xvi) of the preceding sentence. Mr. Subin disclaims beneficial ownership of any shares other than to the extent he may have a pecuniary interest therein.
The Schedule 13D also discloses 1,535,316 shares of common stock with shared voting power. This amount represents the aggregate number of shares beneficially owned by the parties to the voting agreement, including 325,126 shares of common stock of the Company issuable upon exercise of warrants.
(2)
Based on Form 5, filed February 21, 2017, by The Robert J Higgins TWMC Trust. This excludes shares beneficially owned by RJHDC, LLC, an affiliate of The Robert J Higgins TWMC Trust, because The Robert J Higgins TWMC Trust disclaims the existence of, and membership in, a “group” under Section 13(d)(3) that may arise as a result of the Higgins Family’s interest in both entities. The Robert J Higgins TWMC Trust disclaims beneficial ownership of any shares owned by RJHDC, LLC other than to the extent the Higgins Family may have a pecuniary interest therein.

Item 1.   Election of Directors
The Board of Directors (also referred to herein as the “Board”) has nominated four candidates for election as directors to hold office (subject to the Company’s Bylaws) for a one-year term expiring at the 2024 annual meeting of shareholders and until their successors have been elected and qualified.
The nominees will be elected by a plurality of the votes cast at the Annual Meeting in person or by proxy on the proposal. You may vote for or withheld with respect to the election of each Director. Only votes for are counted in determining whether a plurality has been cast in favor of a Director. Votes withheld and broker non-votes are not counted for purposes of the election of directors, although they are counted for purposes of determining whether there is a quorum.
If the nominees listed below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee who may be selected by the Nominating and Corporate Governance Committee of the Board prior to or at the Annual Meeting or, if no substitute is selected prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the number of nominees available. The information concerning the nominees and their security holdings has been furnished by them to the Company.
The biographies of each of the Directors contain applicable information regarding the person’s service as a director, business and other professional experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director for the Company. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide the Company and the Board with diverse business and professional capabilities, along with the experience, knowledge and other abilities that will allow the Board to fulfill its responsibilities. See “Related Party Transactions” for additional information regarding certain relationships between our directors and the Company and certain voting arrangements with respect to the election of directors.
Nominees for Election as Directors
Mark E. Holliday, 55, has been a director of the Company since 2022. He has been the President of Goshawk Capital Corp. since he founded it in 2009. He has a background in portfolio management, and holds a Bachelor of Arts degree in Economics from Northwestern University. He also serves on the boards of The Catlin Gabel School, Boston Generating Litigation Trust and Atlas Financial Holdings, Inc.
Jonathan Marcus, 63, has been a director of the Company since 2020. He has been the Chief Executive Officer of Alimco Financial Corporation since March 2019. Prior to March 2019, Mr. Marcus was a managing member and co-founder of Broadbill Partners, L.P., a fund focused on special situations and distressed securities. Prior to Broadbill’s inception in 2011, he was the chief investment officer of Cypress Management, L.P., the predecessor fund to Broadbill, which he founded in 1995 to specialize in investing in distressed securities. Jon’s career also includes extensive investment banking and financial advisory work at Prudential-Bache Securities and Credit Suisse First Boston, with a substantial focus advising financially troubled companies or their creditors. Jon currently serves on the boards of directors of Alimco and Anacomp, Inc.
W. Michael Reickert, 59, has been a director of the Company since 2016. He has been the managing member of Independent Family Office, LLC since 2005. Prior to founding Independent Family Office in 2005, Mr. Reickert was employed by The Ayco Company, LP. From 1986 to 2004 in various positions, including

Executive Vice President. Mr. Reickert provides the Board with financial and investment expertise. Mr. Reickert is a trustee of the Robert J. Higgins TWMC Trust, which is one of our largest shareholders and is also trustee of various other trusts.
Tom Simpson, 62, has been a director of the Company since 2020. He has been the Chief Executive Officer of Ignite Northwest since July 2019. Prior to Ignite, Mr. Simpson was self-employed as Principal of Northwest Venture Associates. Previously, he was Co-Founder and Executive Chairman of etailz prior to being acquired by the Company in 2016. Mr. Simpson provides the Board with over 35 years of experience as an investment banker, venture capitalist, angel investor and entrepreneur, including his role as founder of etailz. In addition to his role with Ignite, he is President of the Spokane Angel Alliance, Managing Member of Kick-Start angel investment funds and currently serves on the boards of several emerging companies including Collabra, Medcurity, Perpetua, Sportscope and Vaagen Timbers.
The Board of Directors recommends a vote FOR each of Messrs. Holliday, Marcus, Reickert and Simpson.
Executive Officers
The Company’s executive officers are identified below:
Brock Kowalchuk, 34, has been Chief Executive Officer of the Company since March 30, 2023. Previously, he had served as Interim Chief Executive Officer of the Company since March 11, 2022. Mr. Kowalchuk joined Kaspien Inc. in September 2018 as Senior Vice President of Finance. Mr. Kowalchuk was promoted to Chief Financial Officer of Kaspien Inc. in January 2020. Prior to joining Kaspien Inc., Mr. Kowalchuk worked at Goldman Sachs from July 2011 to September 2018, with roles spanning trading, funding and finance.
Edwin Sapienza, 53, has been Chief Financial Officer of the Company since October 2018. Prior to being named Chief Financial Officer, Mr. Sapienza was the Company’s Vice President - Strategy, Secretary and Treasurer since 2012, and has continued in those roles, in addition to serving as Chief Financial Officer. Mr. Sapienza joined the Company in 1993 as a staff accountant.

EQUITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the beneficial ownership of Common Stock as of May 15, 2023, by each director and named executive officer of the Company and all directors and executive officers as a group. All shares listed in the table are owned directly by the named individuals, unless otherwise indicated therein. The Company believes that the beneficial owners have sole voting and investment power over their shares, except as otherwise stated or as to shares owned by spouses.
Name	Positions With the Company	Direct Ownership	Shares that may be acquired within 60 days of May 15, 2023	Total Shares Beneficially Owned	Percent of Class
Mark Holliday	Director	—	—	—	*
Jonathan Marcus	Chairman of the Board	6,000(1)	1,500	7,500	*
W. Michael Reickert	Director	9,200(2)	1,688	10,888	*
Tom Simpson	Director	16,000(3)	1,500	17,500	*
Brock Kowalchuk(4)	Chief Executive Officer	1,375	7,998	9,373	*
Edwin J. Sapienza	Chief Financial Officer	2,875	10,873	13,748	*
All Directors and Executive Officers as a group (6 persons)		35,450	23,559	59,009	1.7%
*	Less than 1% of issued and outstanding Common Stock
(1)
Excludes 152,854 shares of common stock owned by Alimco, of which Mr. Marcus is the Chief Executive Officer, and 320,000 shares that may be acquired within 60 days of May 15, 2023 pursuant to exercise of the Alimco Warrant.

(2)	Excludes 713,986 shares held in the Robert J Higgins TWMC Trust of which Mr. Reickert is a Trustee.
(3)
Excludes 25 shares held by the wife of Tom Simpson. Also excludes 14,041 shares held by Kick Start III, LLC and 9,360 shares held by Kick Start IV, LLC. Mr. Simpson holds an interest, manages and has voting control of Kick Start III, LLC and Kick Start IV, LLC.

(4)
Mr. Kowalchuk joined our subsidiary, Kaspien Inc (fka etailz), during September 2018. He was appointed Interim Chief Executive Officer of the Company on March 11, 2022 and Chief Executive Officer of the Company on March 30, 2023.

The following table contains information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of January 28, 2023:
Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Options, Warrants and Rights)(1)
Equity Compensation Plan Approved by Shareholders	123,642	$6.00	443,000
Equity Compensation Plans and Agreements not Approved by Shareholders	—	—	—
(1)
Shares available for future issuance under our equity compensation plan may be issued in the form of stock options, SARs, restricted shares, restricted share units, dividend equivalents, performance shares and performance units and other share-based awards.

CORPORATE GOVERNANCE
The Board of Directors
Meetings and Attendance
The Board of Directors held 13 meetings during the 2022 fiscal year. All of the Directors attended greater than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such Director served.
It is the policy of the Board that all Directors should be present at Company’s Annual Meeting of Shareholders. All of the Directors then in office and standing for election attended the 2022 Annual Meeting of Shareholders.
Board Leadership Structure
The Board does not have a policy regarding whether the Board has a Chairman or whether the roles of the Chairman, if any, and Chief Executive Officer should be separate, but rather makes this determination on the basis of what is best for our Company at a given point in time. Mr. Marcus currently serves as the Chairman of the Board. The Company’s principal executive officer does not currently serve as a director. We believe the Board leadership structure is appropriate for us at this time.
Code of Ethics
The Board of Directors has adopted a Code of Ethics applicable to the Company’s officers, employees, Directors and consultants. The Code of Ethics is available on the Company’s website, www.kaspien.com. A copy of the Code of Ethics is available in print to any shareholder who requests it in writing to the Company’s Corporate Secretary, Kaspien Holdings Inc., 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216. If any provision of the Code of Ethics is amended or waived with respect to any principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, information with respect to any such waiver or amendment will be posted, if required, on the website set forth above rather than by filing a Current Report on Form 8-K.
Anti-Hedging and Anti-Pledging Policy
The Board of Directors has adopted an Insider Trading Policy applicable to the Company’s officers, directors and employees that, among other provisions, prohibits such persons from engaging in transactions relating to any derivative securities of the Company, such as put and call options, or in short sales of Company securities (i.e., sales of securities that are not then owned), including a “sale against the box” (i.e., a sale with delayed delivery). Such persons also may not hold Company securities in margin accounts or pledge Company securities as collateral for a loan.
Guidelines for Evaluating Independence of Directors
The Board has determined that all of the directors are independent directors in accordance with the standards of the NasdaqStock Market and as described below. Additionally, the Board has affirmatively determined that each member of the Audit Committee meets the heightened independence requirements for audit committee membership under applicable Nasdaq Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of the Compensation Committee meets the heightened independence requirements for compensation committee membership under applicable Nasdaq Rules and Rule 10C-1(b)(1) under the Exchange Act.
The Nominating and Corporate Governance Committee as well as the Board annually determines whether there are any material relationships that would preclude a director from being independent. The standards relied upon by the Board in affirmatively determining whether a director is “independent,” in compliance with the rules of the Nasdaq Stock Market, are comprised of those objective standards set forth in the Nasdaq rules. The Board is responsible for ensuring that independent directors do not have a material relationship with the Company or any executive officer of the Company or his or her affiliates.
Committees of the Board of Directors
The Audit Committee
The Board has an Audit Committee whose current members are: Mark Holliday (Chairman), Jon Marcus, W. Michael Reickert, and Tom Simpson. Mr. Marcus is the Chairman of the Audit Committee, and the Board has

determined that he is both independent and qualified as an Audit Committee financial expert as such term is defined under the rules and regulations promulgated by the Securities and Exchange Commission. Additionally, the Board has determined that each member of the Audit Committee has the financial literacy required by the Nasdaq Rules. The Audit Committee held 4 meetings during the 2022 fiscal year. The Audit Committee’s responsibilities consist of the selection, appointment and authorization of independent accountants, reviewing the scope of the audit conducted by such accountants, as well as the audit itself, and reviewing the Company’s audit activities and matters concerning financial reporting, accounting and audit procedures, related party transactions and policies generally. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at investors.kaspien.com.
The Compensation Committee
The Board of Directors has a Compensation Committee, consisting solely of independent Directors, whose current members are: W. Michael Reickert (Chairman), Mark Holliday, Jonathan Marcus and Tom Simpson. The Compensation Committee held one meeting during the 2022 fiscal year. The Compensation Committee formulates and gives effect to policies concerning salary, compensation, stock options and other matters concerning employment with the Company. The processes and procedures used for the consideration and determination of executive compensation are described in the section of this Proxy Statement captioned “Compensation Overview.” The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website at investors.kaspien.com.
The Nominating and Corporate Governance Committee
The Board of Directors has a Nominating and Corporate Governance Committee, consisting solely of independent Directors, whose current members are: Tom Simpson (Chairman), Mark Holliday, Jonathan Marcus and W. Michael Reickert. The Nominating and Corporate Governance Committee held one meeting during the 2022 fiscal year. The Nominating Committee develops qualification criteria for Board members; interviews and screens individuals qualified to become Board members in order to make recommendations to the Board; and oversees the evaluation of executive management. The Committee seeks to select a Board that is strong in its collective knowledge of and diversity of skills and experience concerning retail operations, accounting and finance, management and leadership, vision and strategy, risk assessment and corporate governance. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on our website at investors.kaspien.com.
The Nominating and Corporate Governance Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder should write to the Company’s Secretary. See “Submission of Shareholder Proposals” in this Proxy Statement. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate’s signed consent to be named in the Proxy Statement and to serve as a Director if elected. The Nominating and Corporate Governance Committee may seek additional biographical and background information from any candidate which, to be considered, must be received on a timely basis.
The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, including a search firm or outside consultant, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming the appropriate biographical and background material is provided for candidates submitted by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. While the Company does not have a formal diversity policy for Board of Director membership, the Nominating and Corporate Governance Committee and the Board of Directors, as a whole, seeks nominees or candidates to serve as directors that represent a variety of backgrounds and experience that will enhance the quality of the Board of Director’s deliberations and decisions.

The Nominating and Corporate Governance Committee considers, among other factors, diversity with respect to viewpoint, skills and experience in its evaluation of candidates for Board of Director membership. Such diversity considerations are discussed by the Nominating and Corporate Governance Committee in connection with the general qualifications of each potential nominee.
Board’s Role in Risk Oversight
The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations (including cybersecurity and data protection), as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial and operational (including cybersecurity and data protection) risks and potential conflicts of interest. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.
Communications with the Board of Directors
The Board has established a process for shareholders to communicate with members of the Board. The Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company’s Secretary, will be primarily responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other Directors, as he or she considers appropriate. Communications will be forwarded to all Directors if they relate to appropriate matters and may include suggestions or comments from the Chairman of the Nominating and Corporate Governance Committee. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Shareholders who wish to send communications to the Board may do so by writing to:
Chairman of the Nominating and Corporate Governance Committee
c/o the Company’s Secretary
Kaspien Holdings Inc.
2818 N. Sullivan Road
Suite 130
Spokane Valley, WA 99216
Compensation of Directors
The following table sets forth information regarding compensation of directors for the fiscal year ended January 28, 2023:
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total Compensation ($)
Mark Holliday	—	—	675	—	675
Jon Marcus	25,000	13,770	4,775	—	43,545
W. Michael Reickert	25,000	13,770	4,775	—	43,545
Tom Simpson	25,000	13,770	4,775	—	43,545
(1)	Fees earned reflect the amount of cash received for the annual retainer.
(2)
Amount represents the grant date fair value as computed in accordance with Accounting Standards Codification Topic 718, relating to the grant of vested shares to the named executive officer in fiscal year 2022. See Note 9 to the Consolidated Financial Statements in the Company’s 2022 Annual Report on Form 10-K for the assumptions made in determining the value.

(3)
Amount represents the grant date fair value as computed in accordance with Accounting Standards Codification Topic 718, relating to the grant of stock options to the named executive officer in fiscal year 2022. See Note 9 to the Consolidated Financial Statements in the Company’s 2022 Annual Report on Form 10-K for the assumptions made in determining the value.

Fiscal Year 2022 Compensation. For fiscal 2022, the directors implemented a new compensation program which consisted of quarterly payments for the annual retainer of $50,000 payable in cash, grants of 3,000 vested shares of our common stock and grants of options to purchase 1,250 shares of our commons stock. The grants were made on May 3, 2022, and they will vest ratably over four years. Compensation in fiscal 2022 represent amounts paid from approval in October 2022 through the end of the fiscal year.

COMPENSATION OVERVIEW
Introduction
This section describes the material elements of compensation for the Company’s executive officers identified in the Summary Compensation Table below (who are referred to below as the “named executive officers” or “NEOs”), the process by which such elements are determined and established by the Compensation Committee for the respective individuals and the principles and considerations underlying such determinations.
Compensation Objectives and Approach
The objectives of our compensation programs are to attract, motivate, retain and reward executives and employees who will make substantial contributions toward the financial, operational and strategic objectives that we believe will build value for the Company’s shareholders. In an effort to achieve these objectives, the key elements of such programs consist of base salary, annual performance-based cash bonuses and share-based compensation.
The Compensation Committee’s compensation determinations regarding the named executive officers are reviewed by the full Board. Generally, these determinations are made annually and occur at the Compensation Committee’s regular meeting of each fiscal year occurring in April, at which cash bonuses and share-based awards, if any, relating to the named executive officers’ performance during the preceding fiscal year are granted, and any base salary adjustments for the current year are implemented. In preparation for these meetings, the Chief Executive Officer meets with the Compensation Committee Chairman to present his preliminary compensation proposals relating to the named executive officers to be addressed in the April meeting, based on the planned full-year financial results for the Company and its subsidiaries.
The Compensation Committee reviews and approves each element of compensation for the named executive officers. In establishing the levels and components of compensation for the named executive officers, the Compensation Committee, as a threshold matter, evaluates the overall performance of the Company for the year.
Key elements considered in the Compensation Committee’s performance evaluations include corporate performance, the officer’s contributions to such performance and the officer’s other accomplishments for the benefit of the Company during such period. In these evaluations, the Compensation Committee does not apply rigid formulas with respect to the amount of compensation paid or the allocation between cash and non-cash compensation, and it reviews long-term financial performance, as well as financial performance for the previous year. Such evaluations also take into account the nature, scope and level of the named executive officer’s responsibilities and the officer’s level of experience, past levels of compensation and changes in such levels, tenure with the Company and other opportunities potentially available to such officer. In addition, the members of the Compensation Committee interact with each of the named executive officers in connection with regular meetings of the Board, which provides the Compensation Committee with an additional basis for evaluating the officers and their performance. Based on all of these general evaluative factors and the additional factors described below, the Compensation Committee makes its assessments and determines the components and levels of compensation for each such officer.
Management meets with members of the Compensation Committee to assist the Compensation Committee in making compensation decisions regarding our named executive officers and also to discuss with the Compensation Committee its recommendations for other executives. We believe that since our management has extensive knowledge regarding our business, they are in a position to provide valuable input. Specifically, our Chief Executive Officer provides input relevant to setting performance goals and certifies to the Compensation Committee the level of achievement of our performance targets for our cash bonus and performance-based equity awards.
Compensation Committee Assessment of Risk
Each year, the Compensation Committee reviews the Company’s compensation programs to assess risk in the Company’s compensation programs. As part of its consideration, the Compensation Committee considers any potential risks that could arise from the Company’s compensation policies and practices and the extent to which any of those risks would be reasonably likely to have a material adverse effect on the Company. The Compensation Committee considers all facets of the compensation programs, their underlying assumptions, and the objectives those programs were designed to achieve. Some of the factors the Compensation Committee considers to minimize potential risks are the balance between cash and stock awards, the various time frames associated with earning of awards (seasonal, annual and multi-year vesting) and the different performance metrics associated with the incentive awards for each of the Company’s businesses and corporate associates. After that review, the Compensation Committee has determined that the Company’s compensation programs for fiscal 2022 did not incentivize its associates, including senior executives, to take unnecessary and excessive risks that could jeopardize the future of the Company or that would be adverse to the best interests of its shareholders.
The Company has sought to structure its overall compensation program to contain an appropriate mix of long-term and short-term incentives that balance risk and potential reward in a manner that is appropriate to the circumstances and in the best interest of the Company’s shareholders. In particular, equity-based awards are structured to vest generally over a number of years, which encourages employees to focus on long-term results. Moreover, both annual incentive bonus and performance-based equity awards are subject to discretionary reduction if determined appropriate by the Compensation Committee. The Company believes that these factors reduce any incentive that employees may have to take inappropriate risks. Accordingly, the Company believes that its compensation policies and practices encourage and incentivize the employees to improve results in a disciplined, focused manner, with a view toward long-term success.
Cash Compensation
The Company pays base salaries at levels it believes will attract and retain key employees and ensure that our compensation program is competitive. Base salaries for the named executive officers are established by the Compensation Committee and reviewed by it for potential adjustment on an annual basis, based on the considerations described in the preceding section. The base salary amounts paid to the named executive officers during the 2022 fiscal year are shown in the “Summary Compensation Table”.
As per the terms of his offer letter Mr. Kowalchuk received a discretionary performance bonus with a target of $112,000 or 40% of his annual base salary, and a transition bonus of $100,000, $50,000 of which was paid on each of September 30, 2022 and March 31, 2023. In April 2023, the Board approved a $50,000 payment for the discretionary performance bonus in light of Mr. Kowalchuk’s contributions to the Company.
Share-Based Compensation
The Company believes that a component of its officers’ compensation should consist of share-based incentive compensation, which appreciates or depreciates in value in relation to the market price of our Common Stock. Accordingly, the Compensation Committee has in recent years made, and intends in the future to continue to make, grants of share-based awards to the named executive officers and other key employees in such amounts as the Compensation Committee believes will accomplish the objectives of our compensation programs. As discussed below, the holder’s ability to realize any financial benefit from these awards typically requires the fulfillment of substantial vesting requirements that are performance contingency-related in some cases and time-related in others. Accordingly, the Company believes that these awards provide substantial benefit to the Company in creating appropriate performance incentives and in facilitating the long-term retention of employees who add significant value.
During fiscal 2022, the Company granted 15,000 stock options to Mr. Kowalchuk and 5,000 stock options to Mr. Sapienza.
Retirement and Other Benefits
The Company’s benefits program includes 401(k) and group insurance plans.
The group insurance program consists of life and health insurance benefit plans that cover all full-time management and administrative employees and the supplemental long-term disability plan, which covers the named executive officers and other officers.
Other Compensation
The Company continues to maintain modest executive benefits and perquisites for officers; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. See the Summary Compensation Table for a summary of such benefits.

Summary Compensation Table
The following table sets forth information regarding compensation earned by our named executive officers for the fiscal year ended January 28, 2023.
Name	Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total Compensation ($)
Kunal Chopra	Former Chief Executive Officer	2022	142,307	—	—	—	—	2,831	145,138
		2021	446,373	150,000	749,650	—	—	4,833	1,350,856
Brock Kowalchuk	Chief Executive Officer	2022	260,529	150,000	—	78,105	—	11,585	500,219
		2021	201,460	47,500	107,745	—	—	11,013	367,718
Edwin J. Sapienza	Chief Financial Officer	2022	280,000	—	—	3,855	—	—	283,855
		2021	280,000	—	107,745	—	—	—	387,745
(1)
Salary represents amounts earned during fiscal years ended January 28, 2023 and January 29, 2022. Salary for fiscal year ended January 28, 2023 for Mr. Chopra includes $83,333 for severance. Mr. Chopra’s employment terminated as of March 11, 2022.

(2)	For Mr. Kowalchuk, the bonus amount for fiscal 2022 consists of a $50,000 discretionary performance bonus and $100,000 for his transition bonus.
(3)
Amount represents the grant date fair value as computed in accordance with Accounting Standards Codification Topic 718 for each of the years presented. For fiscal 2022, amount reflects the grant of 15,000 stock options to Mr. Kowalchuk and 5,000 stock options to Mr. Sapienza. See Note 9 to the Consolidated Financial Statements in the Company’s 2022 Annual Report on Form 10-K for the assumptions made in determining the value. The performance based RSUs granted to Mr. Chopra were forfeited by him upon his separation from the Company.

(4)	Includes the following payments made by the Company to the named executive officers:
Name	Year	Perquisites and Other Personal Benefits ($)(1)	Company Contributions to Retirement and 401(K) Plans ($)	Total ($)
Kunal Chopra	2022	—	2,831	2,831
	2021	1,300	3,533	4,833
Brock Kowalchuk	2022	—	11,585	11,585
	2021	—	11,013	11,013
Edwin J. Sapienza	2022	—	—	—
	2021	—	—	—
(1)	Represents payments for Mr. Chopra’s cell phone.

Outstanding Equity Awards at Fiscal Year-End
The table below summarizes the named executive officers’ equity awards that were unvested or unexercised, as applicable, as of January 28, 2023.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Brock Kowalchuk	7/9/2020	4,184	4,184(1)	7.12	11/5/2030	—	—
	8/23/2021	—	—	—	—	4,125(2)	3,589
	4/12/2022	—	15,000	6.55	4/12/2032	—	—
Edwin J. Sapienza	6/21/2013	500	—	97.40	6/21/2023	—	—
	6/3/2014	375	—	67.20	6/21/2023	—	—
	4/1/2015	375	—	77.60	4/1/2026	—	—
	5/6/2016	375	—	76.20	5/6/2026	—	—
	5/1/2017	1,250	—	37.00	5/1/2027	—	—
	6/27/2018	1,250	—	19.60	6/27/2028	—	—
	10/23/2018	2,500	—	20.80	10/23/2028	—	—
	11/5/2020	4,184	4,184(1)	10.75	11/5/2030	—	—
	8/23/2021	—	—	—	—	4,125(2)	3,589
	11/10/2022	—	5,000	0.85	11/10/2032	—	—
(1)	Options vest based on service period in 4 equal annual installments beginning on the first anniversary of grant.
(2)	Restricted stock units vest as to 25% on the first and second anniversaries of grant and 50% vesting on the third anniversary of grant.
Potential Payments Upon Termination or Change of Control
Agreement with Mr. Chopra
On July 5, 2019 we entered into an offer letter with Mr. Chopra. The offer letter provides that if his employment is terminated by the Company without cause or by him for good reason (as those terms are defined in the agreements), Mr. Chopra will be entitled to the following: (i) the continuation of his base salary for a period of six (6) months from the date of termination, (ii) any unpaid portion of his retention bonus, (iii) any unpaid annual bonus that was earned (as determined by the Board in accordance with the applicable annual bonus plan) for the year preceding the year in which termination occurs, and (iv) payment for health insurance coverage for up to six months following termination at the same rate as the Company pays for health insurance coverage for its active employees (with the executive required to pay for any employee-paid portion of such coverage). Payment of these amounts is contingent on the executive signing (and not revoking within any statutory revocation period) a release of claims reasonably acceptable to the Company.
The offer letter also includes restrictive covenants under which Mr. Chopra agrees to confidentiality provisions, non-competition that applies for 6 months and non-solicitation covenants that apply for two years after any termination of employment, and certain non-disparagement and cooperation covenants.
In connection with Mr. Chopra’s termination of employment effective March 11, 2022 (the “Separation Date”), and in accordance with his offer letter with the Company referred to above, the Company and Mr. Chopra entered into a separation agreement (the “Separation Agreement”) as of March 30, 2022. Pursuant to the terms of the Separation Agreement, in consideration for Mr. Chopra executing a release of claims and complying with the covenants set forth in the Separation Agreement, the Company continued to pay Mr. Chopra his base salary of $500,000 for six months from the Separation Date, and the Company paid Mr. Chopra $150,000 (in equal installments of $37,500 on each of March 31, 2022, June 30, 2022, September 30, 2022 and December 30, 2022). Mr. Chopra’s restrictive covenants contained in the offer letter referred to above will continue in effect in accordance with their terms.

Agreement with Mr. Kowalchuk
On July 31, 2020, we entered into a Severance and Restrictive Covenant Agreement with Mr. Kowalchuk. Pursuant to the terms of the Severance and Restrictive Covenant Agreement, if Mr. Kowalchuk’s employment is terminated by the Company without cause or by him for good reason (as those terms are defined therein), Mr. Kowalchuk will be entitled to receive, subject to the execution of an effective release of claims: (i) any unpaid annual bonus earned for the year preceding the termination date, (ii) the continuation of his base salary for a six-month period beginning on the termination date, and (iii) certain payments toward the cost of health benefits for up to six months following termination.
Mr. Kowalchuk also has agreed to twelve-month post-termination non-competition and employee and customer non-solicitation provisions, a two-year post-termination non-disparagement provision and a perpetual confidentiality provision.
Agreement with Mr. Sapienza
On February 26, 2019 we entered into a Severance, Retention and Restrictive Covenant Agreement with Mr. Sapienza. The Severance, Retention and Restrictive Covenant Agreements provided for a retention bonus payable to Mr. Sapienza in the amount of $200,000. One third of his retention bonus was paid to him on each of June 1, 2019, October 1, 2019, and March 1, 2020.
The Severance, Retention and Restrictive Covenant Agreement also provides that if his employment is terminated by the Company without cause or by him for good reason (as those terms are defined in the agreements), Mr. Sapienza will be entitled to the following: (i) the continuation of his base salary for a period of six (6) months from the date of termination, (ii) any unpaid portion of his retention bonus, (iii) any unpaid annual bonus that was earned (as determined by the Board in accordance with the applicable annual bonus plan) for the year preceding the year in which termination occurs, and (iv) payment for health insurance coverage for up to six months following termination at the same rate as the Company pays for health insurance coverage for its active employees (with the executive required to pay for any employee-paid portion of such coverage). Payment of these amounts is contingent on the executive signing (and not revoking within any statutory revocation period) a release of claims reasonably acceptable to the Company.
The agreement also includes restrictive covenants under which Mr. Sapienza agrees to confidentiality provisions, non-competition and non-solicitation covenants that apply for six months after any termination of employment, and certain non-disparagement and cooperation covenants.
Equity Award Provisions
Pursuant to the terms of our 2005 Long Term Incentive and Share Award Plan and applicable award agreements, unvested equity awards vest upon death, disability or a change of control of the Company. All outstanding equity awards fully vested upon the sale of substantially all of the assets and certain of the liabilities relating to fye on February 20, 2020 (the “FYE Transaction”).

PAY VERSUS PERFORMANCE
The following table provides information required by Item 402(v) of Regulation S-K. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Overview.”
Year	Summary Compensation Table Total for First PEO(1)	Compensation Actually Paid to First PEO(3)	Summary Compensation Table Total for Second PEO(1)	Compensation Actually Paid to Second PEO(3)	Average Summary Compensation Table Total for non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to non-PEO Named Executive Officers(3)	Value of Initial Fixed $100 Investment Based On:(4) Total Shareholder Return	Net Income (in thousands)
2022	$500,219	$280,029	$145,138	$(371,555)	$283,855	$200,497	$2.25	$(19,044)
2021	$1,350,856	$373,531	—	—	$387,745	$(19,636)	$19.58	$(8,031)
(1)	During 2022, our principal executive officers (“PEOs”) were Brock Kowalchuk (“First PEO”) and Kunal Chopra (“Second PEO”). During 2021, our PEO was Kunal Chopra.
(2)	Our non-PEO NEO for each of the years presented was Ed Sapienza.
(3)
“Compensation actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The tablebelow sets forth each adjustment made to annual total compensation as reported in the Summary Compensation Table during each year presented to calculate the “compensation actually paid” to our NEOs during each year:

	2022			2021
Adjustments to Determine “Compensation Actually Paid”	First PEO	Second PEO	Average for non- PEO NEOs	First PEO	Average for non- PEO NEOs
Equity Awards
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$—	$—	$—	$(749,650)	$(107,745)
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table	(78,105)	—	(3,855)	—	—
Increase for fair value of awards granted during year that remain outstanding as of covered year end	(72,705)	—	(185)	(334,125)	(66,220)
Increase for fair value of awards granted during year that vested during covered year	—	—	—	—	—
Increase/deduction for change in fair value from prior year-end to covered year-end of awards granted prior to covered year that were outstanding and unvested as of year-end	(61,494)	—	(61,983)	(454,050)	(187,266)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	(7,886)	—	(17,705)	(109,500)	(46,150)
Deduction of fair value of awards granted prior to covered year that were forfeited during covered year	—	(515,693)	—	—	—
Increase based upon incremental fair value of awards modified during year	—	—	—	—	—
Total adjustments	(220,190)	(516,693)	(83,358)	(977,325)	(407,381)
Total compensation actually paid	$280,029	$(371,555)	$200,497	$373,531	(19,636)
(4)	Assumes $100 invested in our common shares on January 29, 2021.

Relationship Between “Compensation Actually Paid” and Performance
The following graph set forth the relationship between “compensation actually paid” as disclosed in the Pay vs. Performance Table and Net loss:

Compensation Actually Paid vs. Net Loss
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
($50,000)
$373,531
($8,031)
($19,636)
$280,029
$200,497
($19,044)
Fiscal 2021
Fiscal 2022
Total Compensation Actually Paid - First PEO
Total Compensation Actually Paid - Non PEO NEO
Net Loss (000's)

RELATED PARTY TRANSACTIONS
Directors Jonathan Marcus, Thomas Simpson, and Michael Reickert are the chief executive officer of Alimco Re Ltd. (“Alimco”), the managing member of Kick-Start III, LLC and Kick-Start IV, LLC (“Kick-Start”), and a trustee of the Robert J. Higgins TWMC Trust (the “Trust”), an affiliate of RJHDC, LLC (“RJHDC” and together with Alimco and Kick-Start, “Related Party Entities”), respectively. The Related Party Entities are parties to the following agreements with the Company entered into on March 30, 2020:
•	Subordinated Loan and Security Agreement (as amended), pursuant to which the Related Party Entities made a $5.2 million secured term loan ($2.7 million from Alimco, $0.5 million from Kick-Start, and
•
$2.0 million from RJHDC) to Kaspien with a scheduled maturity date of March 31, 2024, interest accruing at the rate of twelve percent (12%) per annum and compounded on the last day of each calendar quarter by becoming a part of the principal amount, and secured by a second priority security interest in substantially all of the assets of the Company and Kaspien;

•
Common Stock Purchase Warrants (“Warrants”), pursuant to which the Company issued warrants to purchase up to 244,532 shares of Common Stock to the Related Party Entities (127,208 shares for Alimco, 23,401 shares for Kick-Start, and 93,923 shares for RJHDC), subject to adjustment in accordance with the terms of the Warrants, at an exercise price of $0.01 per share. As of April 28, 2023, 236,993 warrants were exercised by the Related Party Entities and 5,126 remained outstanding;

•
Contingent Value Rights Agreement (the “CVR Agreement”), pursuant to which the Related Party Entities received contingent value rights (“CVRs”) representing the contractual right to receive cash payments from the Company in an amount equal, in the aggregate, to 19.9% of the proceeds (10.35% for Alimco, 1.90% for Kick-Start, and 7.64% for RJHDC) received by the Company in respect of certain intercompany indebtedness owing to it by Kaspien and/or its equity interest in Kaspien; and

•
Voting Agreement (the “Voting Agreement”), pursuant to which the Related Party Entities, the Trust, Mr. Simpson and their respective related entities agreed to how their respective shares of the Company’s capital stock held by the parties will be voted with respect to the designation, election, removal, and replacement of members of the Board. On August 2, 2022, the parties entered into Amendment No. 1 to the Voting Agreement setting forth their agreements and understandings with respect to how shares of the Company’s capital stock held by the parties thereto will be voted with respect to (i) amending the Certificate of Incorporation of the Company to set the size of the Board of Directors of the Company at four directors and (ii) the designation, election, removal, and replacement of members of the Board.

On March 2, 2022, the Company entered into the following agreements with certain of the Related Parties:
•
An amendment to the Subordinated Loan and Security Agreement, pursuant to which Alimco made an additional $5,000,000.00 secured term loan (the “Additional Subordinated Loan”) with a scheduled maturity date of March 31, 2024, interest accruing at the rate fifteen percent (15.0%) per annum, compounded on the last day of each calendar quarter by becoming a part of the principal amount of the Additional Subordinated Loan, and secured by a second priority security interest in substantially all of the assets of the Company and Kaspien;

•
Common Stock Purchase Warrant (“Alimco Warrant”), pursuant to which the Company issued warrants to purchase up to 320,000 shares of Common Stock to Alimco, subject to adjustment in accordance with the terms of the Alimco Warrant, at an exercise price of $0.01 per share. All such warrants were outstanding as of April 28, 2023;

•
Registration Rights Agreement, pursuant to which Alimco has been granted customary demand and piggyback registration rights with respect to the Warrant Shares issued upon exercise of the Alimco Warrant; and

•
Contingent Value Rights Agreement (the “Second CVR Agreement”) pursuant to which Alimco received additional contingent value rights (“Additional CVRs”) representing the contractual right to receive cash payments from the Company in an amount equal, in the aggregate, to 9.0% of the proceeds received by the Company in respect of certain distributions by the Company or Kaspien;

recapitalizations or financings of the Company or Kaspien (with appropriate carve out for trade financing in the ordinary course); repayment of intercompany indebtedness owing to the Company by Kaspien; or sale or transfer of any stock of the Company or Kaspien.
The Board has assigned responsibility for reviewing related party transactions to its Audit Committee. The Audit Committee has adopted a written policy pursuant to which all transactions between the Company or its subsidiaries and any Director or Officer of any affiliate of a Director or Officer must be submitted to the Audit Committee for consideration prior to the consummation of the transaction. The transaction will then be evaluated by the Audit Committee to determine if the transaction is in the Company’s best interests and whether, in the Committee’s judgment, the terms of such transaction are at least as beneficial to us as the terms we could obtain in a similar transaction with an independent third party. In order to meet these standards, the Committee may conduct a competitive bidding process, secure independent consulting advice, engage in its own fact-finding, or pursue such other investigation and fact-finding initiatives as may be necessary and appropriate in the Committee’s judgment. The Audit Committee reports to the Board, for its review, on all related party transactions considered. The transactions that were entered into with an “interested Director” were approved by a majority of disinterested Directors of the Board of Directors, either by the Audit Committee or at a meeting of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 generally requires the Company’s Directors, executive officers and persons who own more than ten percent of the registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, Directors, and greater than ten percent shareholders were complied with during the Company’s fiscal year ended January 28, 2023, except for a Form 4 filed on behalf of Tom Simpson on January 13, 2023 due to a delay in receiving a necessary notification from the broker, and a Form 4 form Alimco Financial Corp. on March 7, 2022.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors and monitors the Company’s efforts to comply with certain aspects of the Sarbanes-Oxley Act of 2002. The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements with the Company’s Management and its independent accountants the fiscal year ending January 28, 2023, Fruci & Associates II, PLLC (“Fruci”). Management is responsible for the financial statements and the underlying financial reporting processes, including the system of internal controls. The Audit Committee has discussed with Fruci the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also has received the written disclosures and the letter from the independent accountants required by applicable standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Fruci the independence of such independent accounting firm. The Committee has also considered whether the independent accountants’ other non-audit services to the Company is compatible with the accountants’ independence.
The Audit Committee also discussed with the Company’s internal auditors and with Fruci the overall scope and plans for their respective audits. The Audit Committee meets periodically with the Company’s internal auditors and with Fruci, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality and transparency of the Company’s financial reporting. Based on its review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended January 28, 2023 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended January 28, 2023.
Audit Committee of the Board of Directors
Mark Holliday (Chairman)
Jon Marcus
W. Michael Reickert
Tom Simpson
Item 3.  Ratification of Independent Registered Public Accounting Firm
The Audit Committee has appointed Fruci & Associates II, PLLC (“Fruci”) as the independent registered public accounting firm for the Company for the fiscal year ending February 3, 2024. Representatives of Fruci will be present at the Annual Meeting and available to make statements to and respond to appropriate questions of shareholders.
The appointment of independent accountants by the Audit Committee is ratified annually by the Board of Directors. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of non-audit services, and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that they will not impair the independence of the accountants.
The shareholders’ ratification of the appointment of Fruci will not impact the Audit Committee’s responsibility pursuant to its charter, to appoint, replace and discharge the independent auditors. In the event the shareholders fail to ratify this selection, the matter of the selection of independent auditors will be reconsidered by the Audit Committee.

We are not required to submit the appointment of Fruci for ratification by our shareholders. However, we are doing so as a matter of good corporate practice. If the shareholders do not ratify the appointment of Fruci, the Audit Committee may reconsider its decision. In any case, our Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time during the year if it believes that such change would be in the Company’s best interest and the best interest of our shareholders.
The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of the independent registered accounting firm. You may vote for, against, or abstain with respect to the ratification of the appointment of Fruci as our independent registered public accounting firm. A properly executed proxy marked abstain with respect to this proposal will not be voted for or against the proposal, although it will be counted for purposes of determining whether there is a quorum. Brokers have discretion to vote shares with respect to this proposal unless a shareholder directs their broker otherwise. Unless otherwise instructed, the proxy holder will vote the proxies received by him “FOR” the ratification of Fruci as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2024.
The Board of Directors recommends a vote FOR the ratification of Fruci as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2024.
Fees Paid to Independent Public Accounting Firms
Audit Fees. Audit fees include fees paid by the Company to Fruci in connection with the annual audit of the Company’s consolidated financial statements and Fruci’s review of the Company’s interim financial statements. Audit fees also include fees for services performed by Fruci that are closely related to the audit and in many cases could only be provided by an independent public accounting firm. Such services include comfort letters related to SEC registration statements and certain reports relating to the Company’s regulatory filings. The aggregate fees billed to the Company by Fruci for audit services rendered to the Company and its subsidiaries for fiscal years 2022 and 2021 totaled $185,000 and $176,550, respectively.
Audit-Related Fees. There were no audit-related fees paid to Fruci in fiscal years 2022 and 2021.
Other Fees. There were no other fees paid to Fruci in fiscal year 2022. During fiscal 2021, the Company paid Fruci $4,500 for fees related to the Form S-3. During fiscal 2021, the Company paid KPMG $110,000 for fees related to the Form S-3.
Tax Fees. Tax fees include corporate tax compliance and counsel and advisory services. SAXBST LLC was the Company’s primary tax advisor in fiscal year 2022. During 2021, the Company paid SAXBST LLC $79,480 for tax advisory fees.
Each year, the Company reviews its existing practices regarding the use of its independent accountants to provide non-audit and consulting services to ensure compliance with recent SEC proposals. The Company has a policy which provides that the Company’s independent public accounting firm may provide certain non-audit services which do not impair the firm’s independence. In that regard, the Audit Committee must pre-approve all audit services and non-audit services provided to the Company. This policy is administered by the Company’s senior financial management, which reports throughout the year to the Audit Committee.
OTHER MATTERS
Other Items. Management knows of no other items or matters that are expected to be presented for consideration at the meeting.
Proxy Solicitation. The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, Directors, officers, and regular employees of the Company (none of whom will be specifically compensated for such services) will solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy materials to their principals, and the Company will reimburse them for their ordinary and necessary expenses.
Financial Statements. The Company’s Annual Report (which does not form a part of the proxy solicitation material), including financial statements for the fiscal year ended January 28, 2023, and this Proxy Statement are posted on our website at www.kspn.com and are available from the SEC at its website at www.sec.gov. You may also request a copy by writing to: Kaspien Holdings Inc., Attention: Treasurer, 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216, and a copy will be sent to you free of charge.

SUBMISSION OF SHAREHOLDER PROPOSALS
Shareholders of the Company wishing to include proposals in the proxy materials relating to the annual meeting of the Company to be held in 2024 must submit the same in writing so as to be received at the executive offices of the Company on or before January 27, 2024. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals under Rule 14a-8. Proposals should be addressed to Edwin J. Sapienza, Secretary, Kaspien Holdings Inc., 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216.
For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual general meeting, the rules of the SEC permit management to vote proxies in its discretion if we do not receive notice of the proposal on or before the deadline for advance notice set forth in our Bylaws as described below.
Our Bylaws provide that any shareholder desiring to make a proposal or nominate a director at an annual meeting must provide written notice of such proposal or nomination to the Secretary of the Company not later than April 29, 2024 nor earlier than March 30, 2024 provided, that if the date of 2024 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the one year anniversary of this Annual Meeting, notice to be timely must be received no earlier than the 90th day prior to the 2024 annual meeting and not later than the close of business on the later of (1) the 60th day prior to the 2024 annual meeting or (2) the 10th day following the date on which notice of the date of the 2024 annual meeting was mailed or public disclosure thereof was made, whichever first occurs. Any such proposal or nomination must include the information required under our Bylaws with respect to each proposal or nomination and the shareholder making such proposal or nomination. Notices of intention to present proposals at next year’s annual meeting should be addressed to Edwin J. Sapienza, Secretary, Kaspien Holdings Inc., 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216. In addition, in order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2024 annual meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Securities Exchange Act of 1934.
By Order of the Board of Directors,

Edwin J. Sapienza,
Secretary
May 26, 2023

KASPIEN HOLDINGS INC

VOTE

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A Proposals — The Board of Directors recommends a vote FOR Proposal 1 and Proposal 2.

1. Election of Directors:

01 - Mark Holliday   02 - Jon Marcus   03 - Mike Reickert   04 - Tom Simpson

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Kaspien Holdings Inc.'s 2023 Annual Meeting of Shareholders will be held on
Wednesday, June 28, 2023 at 10:00am Pacific Time, virtually via the internet at www.meetnow.global/MV4FR2U.

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Proxy — KASPIEN HOLDINGS INC

Notice of 2023 Annual Meeting of Shareholders

KASPIEN HOLDINGS INC
2818 N. Sullivan Road, Suite 130
Spokane Valley, WA 99216
Proxy Solicited by Board of Directors for Annual Meeting — June 28, 2023

Jon Marcus and Edwin Sapienza, or any of them (each, a "Proxy" and together the "Proxies"), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of KASPIEN HOLDINGS INC to be held on June 28, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed herein. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1 and FOR Item 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
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